EXHIBIT 31.4
Certification of the Chief Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 for the Period Ended
December 31, 2006
CERTIFICATION
I, G. Bradley Cole, certify that:
     1. I have reviewed this amendment no. 2 to the annual report on Form 10-K of Genomic Health, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
     3. [intentionally omitted]
     3. [intentionally omitted]
     4. [intentionally omitted]
     5. [intentionally omitted]

Date: April 6, 2007
By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Financial Officer